Exhibit 24

POWER OF ATTORNEY

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below hereby appoints Richard A. Cheap, Thomas E. Hoaglin, and Michael J. McMennamin, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2003, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of January 16, 2004.

DIRECTORS/OFFICERS:

Signatures	Title

/s/ Thomas E. Hoaglin Thomas E. Hoaglin	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Michael J. McMennamin Michael J. McMennamin	Vice Chairman, Chief Financial Officer, and Treasurer (Principal Financial Officer)

/s/ John D. Van Fleet John D. Van Fleet	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Raymond J. Biggs Raymond J. Biggs	Director

/s/ Don M. Casto III Don M. Casto III	Director

/s/ Michael J. Endres Michael J. Endres	Director

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director

/s/ David P. Lauer David P. Lauer	Director

/s/ Wm. J. Lhota Wm. J. Lhota	Director

/s/ David L. Porteous David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director

Robert H. Schottenstein	Director

/s/ George A. Skestos George A. Skestos	Director

Lewis R. Smoot, Sr.	Director